UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2007

MEREDITH CORPORATION
(Exact name of registrant as specified in its charter)

IOWA	1-5128	42-0410230
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa		50309-3023
(Address of principal executive offices)		(Zip Code)

(515) 284-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 7, 2007, the Compensation Committee of the Board of Directors of Meredith Corporation determined cash bonuses for the following executive officers for the fiscal year ended June 30, 2007:  Stephen M. Lacy, President and Chief Executive Officer-$1,523,813; John H. Griffin, Jr., President-Publishing Group-$625,000; Paul A. Karpowicz, President-Broadcasting Group-$650,000; John S. Zieser, Vice President-Corporate Development, General Counsel and Secretary-$625,000; and Suku V. Radia, Vice President-Chief Financial Officer-$575,000.

In addition, the Compensation Committee set base salaries for fiscal 2008 for the following executive officers:  Stephen M. Lacy-$850,000; John H. Griffin, Jr.-$655,000; Paul A. Karpowicz-$625,000; John S. Zieser-$545,000; and Suku V. Radia-$520,000.

In addition, for fiscal 2008, the Compensation Committee fixed targets for cash bonuses ranging from 50 percent to 250 percent of base salary for the President and Chief Executive Officer and 30 percent to 175 percent of base salary for the other executives.  The entire bonus of the President and Chief Executive Officer is based on earnings per share and cash flow.  The other executives' bonuses are based 85 percent on earnings per share, cash flow, and other quantifiable financial criteria and 15 percent on certain qualitative standards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEREDITH CORPORATION Registrant

/s/ Suku V. Radia

Suku V. Radia Vice President - Chief Financial Officer (Principal Financial and Accounting Officer)

Date: August 13, 2007